Exhibit 99.1

KULR SECURES FIRST ORDER FROM FORTUNE 500 COMMERCIAL AVIATION CUSTOMER FOR BATTERY DEVELOPMENT OF eVTOL AIRCRAFT

KULR’s Holistic Suite of Products and Services Proves to Be Fundamental in Testing and Evaluation of Customer’s New eVTOL Aircraft

SAN DIEGO / GLOBENEWSWIRE/ September 27, 2022 KULR Technology Group, Inc. (NYSE American: KULR) (the “Company” or “KULR”), a leading developer of next-generation lithium-ion (“Li-ion”) battery safety and thermal management technologies, has received an order from a leading Fortune 500 commercial aviation company for its holistic suite of safe battery products and services.

The aviation customer has enlisted KULR to provide its suite of battery design and safety solutions in the development of its new electric vertical takeoff and landing (“eVTOL”) aircraft. KULR expects this order to be the first of several from the customer, as the implementation of KULR’s products and services will be fundamental in the testing and evaluation of the customer’s battery-powered aircraft design.

“Our engagement with this top-tier commercial aviation company underscores the value KULR brings to our partners in the fast-growing e-mobility industry,” said Michael Mo, KULR’s CEO. “KULR’s holistic set of services and products for safe battery design facilitates faster certification for customers in the electric aviation and eVTOL space.”

As the advanced air mobility (AAM) market continues to rapidly expand, KULR’s holistic suite of solutions will play a critical role in enabling industry leaders to accelerate electrification. According to McKinsey, the leading companies in the passenger AAM industry are projected to have larger fleets of around 1,000 aircrafts, offering more flights per day than the world’s largest airlines by 2030. Similarly, Acumen Research and Consulting reports that “the global eVTOL market size accounted for USD 6,937 Million in 2021 and is estimated to achieve a market size of USD 30,519 Million by 2030 growing at a CAGR of 18.3 percent from 2022 to 2030.”

KULR’s holistic suite of battery safety and thermal energy management products and services include: Passive Propagation Resistant (“PPR”) design and testing, Internal Short Circuit (“ISC”) trigger cells, Fractional Thermal Runaway Calorimeter (“FTRC”) testing and an AI-powered CellCheck battery management system.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Media Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com